AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT
BETWEEN WESTWOOD ONE, INC. AND PAUL GREGREY
     The following, upon execution by the parties hereto shall constitute Amendment No. 2, dated May 4, 2007 (this “Amendment 2”), by and between Westwood One, Inc. (the “Company”) and Paul Gregrey (“Employee”), to the Employment Agreement between the Company and Employee effective as of May 1, 2003, as amended by Amendment No. 1, dated January 3, 2006 (the “Agreement”). Capitalized terms used but not defined herein have the meaning set forth in the Agreement. The parties hereto agree that the terms of the Agreement are hereby modified as set forth herein. In the event of a conflict between the terms of the Agreement and the terms of this Amendment 2, the terms of this Amendment 2 shall prevail.
     1. Section 7 (Termination of Employment) of the Agreement shall be amended by deleting Section 7(c) and replacing it with the following as Sections 7(c) and 7(d):
(c) In the event of any termination of employment pursuant to Section 7(a) or 7(b), Employee (or Employee’s estate, as the case may be) shall be entitled to receive (i) the Base Salary herein provided prorated to the date of such termination, (ii) Employee’s present entitlement, if any, under the Company’s employee benefit plans and programs and (iii) no other compensation.
(d) Termination without Cause. The Company may terminate Employee’s employment hereunder during the Term effective at any time upon prior written notice to Employee. In the event that the Company terminates Employee’s employment other than pursuant to Section 7(a) or Section 7(b) hereunder, Employee shall receive (i) Employee’s Base Salary until the end of the Term, paid in equal payments over the remainder of the term on a schedule that mirrors the Company’s then effective payroll practices and (ii) any discretionary bonus earned by Employee but not yet paid by the Company as of the date of termination.
     2. Except as expressly modified in this Amendment 2, for good and valuable consideration provided herein, all other terms and conditions of the Agreement are hereby ratified and reaffirmed and will remain in full force and effect. This Amendment 2 shall have no binding effect until execution hereof by two (2) corporate officers of the Company and Employee.
     3. The effective date of this Amendment 2 shall be May 4, 2007.
[Signature page follows]

IN WITNESS WHEREOF, this Amendment 2 is executed as of the date first set forth above.

WESTWOOD ONE, INC.		EMPLOYEE

By:	/s/ David Hillman	/s/ Paul Gregrey

Name: David Hillman		Paul Gregrey
Title: EVP, Business Affairs and GC

By:	/s/ Peter Kosann

Name: Peter Kosann
Title: President and CEO